Exhibit 99.1

XpresCheck™ Shatters the Time Barrier in Airport COVID-19 Testing

XpresCheck™ to Begin Rapid Testing for COVID-19

Company Signs Contract with

Abbott Laboratories

for ID NOW COVID-19 Testing Instruments

NEW YORK, August 24, 2020 – XpresSpa Group, Inc. (Nasdaq: XSPA), a health and wellness company, has made a major stride in advancing airport COVID-19 testing by slashing the waiting time for results from 48 hours or more to under 15 minutes. The Company has signed a contract with Abbott Laboratories securing 100 ID NOW testing instruments. This rapid molecular testing technology has emerged as a critical part of the diagnostic landscape to help fight the pandemic by allowing fast, accurate diagnosis.

Dr. Marcelo Venegas, Medical Officer, said, “Cutting the time for results to 15 minutes or less changes the testing paradigm for travelers and airport employees, creating a series of benefits. It means early detection results are known in time to take appropriate measures to prevent disease transmission. This is literally a shortcut to a safer environment for airport staff, travelers, and all of the communities in which they come in contact.”

Securing the use of the Abbott devices is part of XpresCheck’s strategy to deliver transformative testing and healthcare services to airports across the country. This first mover advantage in the airport space will roll out in September at its flagship locations in JFK International Airport and Newark Liberty International Airport.

Doug Satzman, XpresSpa Group CEO, said “These point-of-care tests are critical to enhancing early detection because of their portability, speed and reliability which can accelerate care, reduce viral spread and help people get on the road to recovery sooner. We’ve already identified 60 Large Hub and Medium Hub airports and are in advanced discussions to open additional locations. Our expansion plan includes offering a range of appropriate services and treatments too. We are proud to be playing our part in supporting the return of air travel to pre-pandemic levels by making sure both airport employees and travelers feel safe and confident when they come to the airport.”

The ID NOW COVID-19 has not been FDA cleared or approved. It has been authorized by the FDA under an emergency use authorization for use by authorized laboratories and patient care settings. The test has been authorized only for the detection of nucleic acid from SARS-CoV-2, not for any other viruses or pathogens, and is only authorized for the duration of the declaration that circumstances exist justifying the authorization of emergency use of in vitro diagnostic tests for detection and/or diagnosis of COVID-19 under Section 564(b)(1) of the Act, 21 U.S.C. § 360bbb-3(b)(1), unless the authorization is terminated or revoked sooner.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a global health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 50 locations in 25 airports globally. Through its XpresTest, Inc. subsidiary, the Company also provides COVID-19 screening and testing under its XpresCheck™ brand at JFK International Airport and Newark Liberty International Airport. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com. To learn more about XpresCheck, visit www.XpresCheck.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity and growth strategy, in particular statements about our expectations relating to our new XpresCheck™ concept, our ability to identify and convert spa locations to XpresCheck™ sites on a timely and cost-efficient basis, being able to expand testing to other communicable diseases as well as administer vaccinations for the seasonal flu, our positioning to be part of the national rollout of a COVID-19 vaccination when it becomes available (including whether such vaccination becomes available in the near term or at all), the degree to which our public testing model assists passengers meet testing requirements in select states and countries, our ability to identify and gain access to the latest and best COVID-19 testing methodologies and equipment, and our ability expand our initial sites at JFK International Airport and Newark Liberty International Airport as we currently expect, and our overall ability to manage the regulatory challenges associated with this business line. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations:

Raphael Gross, ICR

ir@xpresspagroup.com